UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	March 16, 2009
ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On March 16, 2009, Energy Conversion Devices, Inc. (“ECD” or the “Company”) announced that it will pause its aggressive production and expansion, implementing a two-week production hiatus effective March 22, 2009. Additionally, the Company will further lower overall costs and improve manufacturing efficiencies by consolidating some production from its Auburn Hills 1 facility into its newer Auburn Hills 2 facility. About 130 employees will be relocated to Auburn Hills 2 as part of the expansion of operations at that facility. The consolidation will result in a permanent reduction of approximately 70 positions from the remaining operations at Auburn Hills 1.

In connection with the implementation of this plan, ECD will incur restructuring and other related charges in the third and fourth quarters of fiscal year 2009 totaling approximately $2.5 million. These charges will include severance costs, asset impairment, dismantling, moving and rigging of equipment from Auburn Hills 1 to Auburn Hills 2 and leasehold improvements at Auburn Hills 2. The employee-related and the other expenses are expected to be approximately $300,000 and $2.2 million, respectively.

Item 7.01	Regulation FD

The Company also issued a press release and hosted a conference call announcing that, due to lack of visibility caused by the current economic events, its prior third quarter and full fiscal year 2009 guidance is no longer applicable. The Company did not provide specific revenue or earnings guidance, but in the press release, supplemented by the call, the Company disclosed the following:

•	The Company believes that its fiscal third quarter results will approximate the results from the same period a year ago;
•	Revenues from solar product sales for the third quarter will approximate the prior year period;
•	The Company will be profitable for the third quarter;
•	The Company is taking actions in the short term to manage inventory to current demand and does not expect to write off or write down any inventory;
•

Some of the larger orders previously expected to come in during the quarter have been deferred due to the economic slowdown and financing, but the Company believes these transactions will still go through;

•

The consolidation of some production from Auburn Hills 1 into Auburn Hills 2 is expected to generate annual cost of goods savings of approximately $4 million beginning in July 2009, with a pay back of the restructuring cost in less than one year;

•	The Company’s long-term business model is unchanged.

A copy of the press release is filed as Exhibit 99.1 to this report. An audio replay of the conference call is available until 11:59 p.m. March 18, 2009, and can be accessed by dialing 800-642-1687 or 706-645-9291 (international), with conference ID number 90709696. The archived webcast can be accessed in the Investor Relations – Conference Calls section of the Company’s website at www.ovonic.com .

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release issued by Energy Conversion Devices, Inc. dated March 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Ghazaleh Koefod
Corporate Secretary

Date: March 17, 2009

Item 9.01	Exhibits

(d)	Exhibits:

99.1	Press release issued by Energy Conversion Devices, Inc. dated March 16, 2009